EXHIBIT 99.1

Colony Bankcorp, Inc. Declares Second Quarter Dividend

FITZGERALD, Ga., May 24, 2017 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN) announced today that its Board of Directors declared a quarterly cash dividend of $0.025 per share payable June 30, 2017 to shareholders of record on June 2, 2017. The board factored in earnings projected for the quarter along with Colony’s capital position in setting the dividend payment.  Colony’s capital position remains strong with its total risk-based capital approximating 15.39 percent – well above the regulatory minimum requirement of 10 percent to be categorized as “well-capitalized.”

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia with twenty-eight offices located in central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Statesboro, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.  Total consolidated assets of the company approximate $1.19 billion.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN.”

Contact:
Terry L. Hester
Chief Financial Officer
Colony Bankcorp, Inc.
Fitzgerald, GA   31750
(229) 426-6000 (ext. 6002)